Exhibit 99.1

WESTERN SIZZLIN CORPORATION

CORRECTED PRESS RELEASE ON

2007 YEAR END RESULTS

ROANOKE, VA. (April 17, 2008)—Western Sizzlin Corporation (NASDAQ: WEST) today reported financial results for the full year ended December 31, 2007.  The financial data contained in this press release is qualified in its entirety by, and we urge shareholders to carefully read our 10-K, which has been posted at www.westernsizzlin.com and filed with the SEC at www.sec.gov.

Income from restaurant and franchise operations include accrued expenses of $741,287 and $289,109 in 2007, and 2006, respectively, associated with the lawsuit regarding sublet properties. Because a judgment has been entered we have fully accounted for the lawsuit and do not expect additional liabilities to be accrued in 2008. Excluding the lawsuit and non-cash expense from depreciation and amortization, income from restaurant and franchise operations was $2.3 million in 2007 as compared to $1.9 million in 2006.

It is important to note that the financial data set forth below reflects a change in the accounting treatment that now affects the reporting of our investment portfolio.  In past years, investments (namely, marketable securities) were held directly by Western, and changes in value affected the net worth on our balance sheet and were not reflected on our income statement, unless we sold holdings. In 2007, we formed an investment partnership and transferred most of our equity positions into Western Acquisitions, LP, which is managed by Western Investments, Inc., a wholly owned subsidiary of the company. Because we now own most of our equity positions through Western Acquisitions, L.P., which is consolidated on our financial statements and is treated as an investment company for generally accepted accounting principles (GAAP) purposes, changes in the fair value of our investments in marketable equity securities are now applied to earnings every quarter. We believe that the application of these GAAP requirements, which require our investments to be marked-to-market through earnings, can distort net income figures and comparisons between periods. However, despite the different accounting treatment, we believe that simply holding securities in different legal structures does not change our views on the intrinsic value of our investees, which we believe is primarily driven by cash flows that can be distributed out of the business.

As previously disclosed, on March 26, 2008, Western signed a term sheet to purchase a controlling interest in Houston, Texas-based Mustang Capital Advisors, LP, as well as in its general partner, Mustang Capital Management, LLC. Mustang Capital Advisors, which is owned by John K. H. Linnartz, currently manages approximately $55 million. Mustang, through its funds and its managed accounts, currently holds a total of 7.4% of Western’s common stock; however, the funds will distribute the Western stock to their limited partners prior to the closing of the proposed transaction. Under the proposed transaction, Western will purchase (either directly or through a wholly-owned subsidiary) from Mr. Linnartz a 50.5% limited partnership interest in Mustang Capital Advisors and a 51% membership interest in Mustang Capital Management, which owns a 1% interest in Mustang Capital Advisors as its general partner. The total purchase price for these interests will be $1,173,000, consisting of $300,000 in cash and $873,000 in shares of Western’s common stock. We are currently working on the definitive documentation for this transaction.

WESTERN SIZZLIN CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2007 and 2006

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$727,378	$2,344,644
Trade accounts receivable, less allowance for doubtful accounts of $198,425 in 2007 and $470,758 in 2006	994,085	866,565
Current installments of notes receivable, less allowance for impaired notes of $50,904 in 2007 and $17,409 in 2006	219,501	205,624
Other receivables	132,283	239,531
Income tax receivable	90,161	248,559
Inventories	73,017	55,207
Prepaid expenses	228,396	253,556
Deferred income taxes	404,334	296,671

Total current assets	2,869,155	4,510,357

Notes receivable, less allowance for impaired notes receivable of $15,501 in 2007 and $164,396 in 2006, excluding current installments	625,231	800,841
Property and equipment, net	1,877,694	2,270,300
Investment in real estate	3,745,152	—
Investments in marketable securities	15,896,865	6,508,645
Franchise royalty contracts, net of accumulated amortization of $8,824,135 in 2007 and $8,193,840 in 2006	630,296	1,260,592
Goodwill	4,310,200	4,310,200
Financing costs, net of accumulated amortization of $192,832 in 2007 and $188,670 in 2006	7,378	11,540
Investment in unconsolidated joint venture	304,996	147,479
Deferred income taxes	235,655	—
Other assets	6,450	—
	$30,509,072	$19,819,954

Liabilities and Stockholders’ Equity
Current liabilities:
Note payable — line of credit	$2,000,000	$—
Due to broker	342,022	—
Current installments of long-term debt	118,783	163,089
Accounts payable	733,983	555,110
Accrued expenses and other	383,237	279,443
Loss contingency — lawsuit	900,000	275,000

Total current liabilities	4,478,025	1,272,642

Long-term debt, excluding current installments	566,272	685,036
Other long-term liabilities	89,039	69,370
Deferred income taxes	—	394,885

	5,133,336	2,421,933

Minority interest	1,873,748	—
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, series A, $10 par value (involuntary liquidation preference of $10 per share). Authorized 25,000 shares; none issued and outstanding	—	—
Convertible preferred stock, series B, $1 par value (involuntary liquidation preference of $1 per share). Authorized 875,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value. Authorized 4,000,000 shares; issued and outstanding 2,696,625 in 2007 and 1,787,750 shares in 2006	26,967	17,878
Additional paid-in capital	20,415,785	12,790,681
Retained earnings	2,978,189	3,340,193
Accumulated other comprehensive income — unrealized holding gains, net of taxes	81,047	1,249,269

Total stockholders’ equity	23,501,988	17,398,021
	$30,509,072	$19,819,954

WESTERN SIZZLIN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations
Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Revenues:
Company-operated restaurants	$12,908,577	$12,985,109	$14,688,360
Franchise operations	3,955,762	4,011,740	4,251,615
Other	393,274	407,091	432,078

Total revenues	17,257,613	17,403,940	19,372,053

Costs and expenses — restaurant and franchise operations:
Company-operated restaurants — food, beverage and labor costs	9,307,505	9,294,432	10,503,746
Restaurant occupancy and other	2,366,121	2,458,666	2,613,764
Franchise operations — direct support	1,050,628	1,234,256	1,408,784
Subleased restaurant property expenses	101,664	64,438	184,383
Corporate expenses	2,277,134	2,226,151	2,659,497
Depreciation and amortization expense	1,063,017	1,057,492	1,072,334
Closed restaurants expense	—	—	350,279
Impairment and other charges	—	46,284	319,830
Gain on settlement of insurance claims	—	—	(1,166,683)
Claims settlement and legal fees associated with lawsuit	741,287	289,109	—
Total costs and expenses — restaurant and franchise operations	16,907,356	16,670,828	17,945,934

Equity in income (loss) of joint venture	157,516	(160,902)	(21,618)

Income from restaurant and franchise operations	507,773	572,210	1,404,501

Net realized gain on sales of marketable securities	1,972,252	—	—
Net unrealized losses on marketable securities held by limited partnership	(2,787,876)	—	—
Expense of investment activities	(347,634)	(105,000)	—

Loss from investment activities	(1,163,258)	(105,000)	—

Other income (expense):
Interest expense	(106,263)	(159,518)	(279,612)
Loss on early extinguishment of long-term debt	—	(92,535)	—
Interest income	106,741	69,269	69,950
Other, net	11,048	175,721	31,779
Total other income (expense), net	11,526	(7,063)	(177,883)

Income (loss) before income tax expense and minority interest	(643,959)	460,147	1,226,618

Income tax expense (benefit)	(49,078)	185,808	545,258
Minority interest in net loss of limited partnership	351,252	—	—
Net income (loss)	$(243,629)	$274,339	$681,360

Earnings per share (basic and diluted):
Net income (loss)	$(0.13)	$0.23	$0.57

WESTERN SIZZLIN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from operating activities:

Net income (loss)	$(243,629)	$274,339	$681,360

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Restaurant and franchise activities:
Depreciation and amortization of property and equipment	428,099	427,195	423,865
Amortization of franchise royalty contracts and other assets	630,296	630,295	648,469
Write-off of financing costs related to early extinguishment of long-term debt	—	29,699	—
Amortization of finance costs	4,162	22,525	—
Provision for doubtful accounts	124,659	110,000	129,940
Share-based compensation	5,920	39,100	—
Provision for deferred income taxes	695,285	185,808	530,651
Loss on disposal of property and equipment	—	11,434	137,969
Gain on settlement of insurance claims	—	—	(1,166,683)
Loss on sale of asset held for sale	—	501	—
Common stock received related to termination of franchise agreement	—	—	(15,000)
Impairment charges	—	46,284	458,138
Equity in loss (income) of unconsolidated joint venture	(157,516)	160,902	21,618
(Increase) decrease in current assets and other assets	50,543	43,698	(80,073)
Increase (decrease) in current liabilities and other liabilities	831,788	(201,107)	(715,840)
	2,613,236	1,506,334	373,054
Investment activities:
Realized gain on sales of marketable securities, net	(1,972,252)	—	—
Unrealized losses on marketable securities, net	2,787,876	—	—
Minority interest in loss of limited partnership	(351,252)	—	—
Proceeds from sales of marketable securities	12,384,056	—	—
Purchases of marketable securities	(24,450,012)	—	—
Increase in due to broker	342,022	—	—
Provision for deferred income taxes	(765,676)	—	—
Increase (decrease) in current liabilities	128,807	—	—
	(11,896,431)	—	—
Net cash provided by (used in) operating activities	(9,526,824)	1,780,673	1,054,414

Cash flows from investing activities:
Investment in unconsolidated joint venture	—	—	(300,000)
Change in money market and short-term investments	—	260,069	(5,415)
Additions to property and equipment	(35,493)	(492,107)	(312,532)
Purchase of real estate held for investment	(3,745,152)	—	—
Purchases of marketable securities	—	(4,543,768)	—
Proceeds from fire casualties	—	784,993	694,439
Proceeds from sale of property	—	2,800	8,000
Proceeds from sale of asset held for sale	—	299,499	—
Deposits on construction	—	—	(378,455)
Net cash used in investing activities	(3,780,645)	(3,688,514)	(293,963)

WESTERN SIZZLIN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from financing activities:
Cash received from exercise of stock options	$85,290	$27,600	$—
Cash received from stock rights offering	7,640,438	4,171,475	—
Payments on stock rights offering	(97,455)	(123,280)	—
Payments on long-term debt	(163,070)	(1,488,158)	(1,201,354)
Cash received from line of credit borrowings	2,000,000	695,000	—
Payment on line of credit borrowings	—	(695,000)	—
Borrowings related to margin debt	—	1,760,393	—
Payments on margin debt	—	(1,760,393)	—
Capital contributions from minority interests in limited partnership	2,225,000	—	—

Net cash provided by (used in) financing activities	11,690,203	2,587,637	(1,201,354)

Net increase (decrease) in cash and cash equivalents	(1,617,266)	679,796	(440,903)

Cash and cash equivalents at beginning of the year	2,344,644	1,664,848	2,105,751

Cash and cash equivalents at end of the year	$727,378	$2,344,644	$1,664,848

Supplemental disclosure of cash flow information:
Cash payments for interest	$101,176	$87,380	$291,745
Adoption of FIN-48 (non-cash)	$118,375	$—	$—
Income taxes paid (refunded)	$(51,969)	$402,761	$25,557

Investment in Unconsolidated Joint Venture

The Company is a partner in a 50/50 joint venture in a Wood Grill restaurant in Harrisonburg, Virginia.  The Company is accounting for the investment using the equity method and the Company’s share of the net income (loss) for the joint venture of $157,516, ($160,902) and ($21,618) for the years ended December 31, 2007, 2006 and 2005, respectively, is included in equity in earnings of unconsolidated joint venture.  The restaurant opened for business on December 14, 2006.

Financial Data

The following is selected financial information for the joint venture at December 31, 2007 and 2006:

	Year Ended December 31, 2007 (unaudited)	Year Ended December 31, 2006 (unaudited)
Statement of Operations Data:
Total revenues	$4,960,695	$272,511
Cost of food	2,110,602	131,891
Payroll expense	1,502,077	218,374
Marketing and smallware expense	204,374	90,005
General and administrative	404,106	86,001
Depreciation and amortization	200,869	17,954
Interest	223,574	73,897
Net Income (loss)	315,031	(321,805)
Balance Sheet Data:
Cash	$332,740	$319,410
Current receivables	7,557	114,813
Prepaid expenses	3,171	6,274
Inventory	16,384	17,811
Land, leasehold improvements, and construction in progress, net	3,750,051	3,936,400
Loan costs, net	11,946	13,471
Total assets	4,122,050	4,408,378
Loan payable	3,138,580	3,300,000
Accounts payable and accrued expenses	433,479	873,418
Members’ equity	549,991	234,960

About Western Sizzlin Corporation

Western Sizzlin Corporation is a holding company which owns a number of subsidiaries. Its most important business activity is conducted through Western Sizzlin Franchise Corporation, which franchises and operates 122 restaurants in 19 states. Financial decisions are centralized at the holding company level, and management of operating businesses is decentralized at the business unit level. Western’s prime objective is to maximize its intrinsic business value per share over the long term. In fulfilling this objective, Western will engage in a number of diverse business activities to achieve above-average returns on capital in pursuit of maximizing the eventual net worth of its stockholders.

Forward Looking Statements

This news release may include “forward-looking statements” within the meaning of the federal securities laws. These statements concerning anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Western Sizzlin Corporation cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Further information on the types of factors that could affect the Company can be found in the Company’s filings with the SEC.

Comment on Regulation G

This press release includes non-GAAP financial numbers. The reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G are set forth below:

	Years Ended December 31,
	2007	2006
Income from restaurant and franchise operations per GAAP	$507,773	$572,210

Plus: Depreciation and amortization expense	1,063,017	1,057,492

Plus: Claims settlement and legal fees associated with lawsuit	741,287	289,109

Income from restaurant and franchise operations (excluding depreciation and amortization expense and expenses associated with the lawsuit)	2,312,077	1,918,811

Western presents its results in the way its management believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use Western’s financial information. That presentation includes the use of certain non-GAAP financial measures.